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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 12, 2014

NCR CORPORATION
(Exact Name of Registrant Specified in Charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (937) 445-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))
Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2014, the Compensation and Human Resource Committee of the Board of Directors of NCR Corporation (the “Company”) adopted the NCR Executive Severance Plan (the “Executive Severance Plan”). This action was taken as part of the ongoing strategy to continually align the Company’s executive programs to competitive market practices in order to better enable the attraction, retention and motivation of the best people for the Company.

The Executive Severance Plan provides certain separation benefits to eligible participants (which currently includes employees designated by the Company as either Senior Vice President level or above, or any employee designated as an Executive Officer; hereinafter the “Participant”), in the event that a Participant is involuntarily terminated by the Company without “Cause.” The Executive Severance Plan defines the term “Cause” to have substantially the same meaning as used in the NCR Corporation 2013 Stock Incentive Plan (attached as Exhibit A to the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on March 11, 2013).

The separation benefits provided under the Executive Severance Plan include: (1) a lump sum cash payment in an amount equal to one year of annual base salary in effect on the date of termination, (2) Company-paid Consolidated Omnibus Budget Reconciliation Act (“COBRA”) premiums for the Participant and his or her qualified beneficiaries for medical, dental and vision coverage for up to 18 months following the date of termination (for U.S. Participants only), and (3) Company-paid executive outplacement services for up to one year following the date of termination.

The separation benefits provided under the Executive Severance Plan will be the exclusive severance benefits for a Participant, except to the extent that: (i) the Participant has an individual employment or similar agreement with the Company, in which case the total severance benefits will equal the greater of the benefits provided under such agreement or the Executive Severance Plan, or (ii) the NCR Corporation Change in Control Severance Plan (the “Change in Control Severance Plan”) applies, in which case the total severance benefits will equal those under the Change in Control Severance Plan.

All benefits under the Executive Severance Plan are subject to the Participant’s execution of a release of claims in a form acceptable to and provided by the Company (which will include restrictive covenants as determined by the Company).

The foregoing description of the Executive Severance Plan does not purport to be a complete description of all features of the Executive Severance Plan and is qualified in its entirety by the provisions of the Executive Severance Plan, which will be filed by the Company with its Form 10-K for the 2014 fiscal year.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2014	NCR Corporation By: /s/ Edward Gallagher Edward Gallagher Acting General Counsel and Secretary